UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2009

Playboy Enterprises, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	001-14790	36-4249478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois 60611
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(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 751-8000

Not applicable.
_____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7—Regulation FD

Item 7.01.  Regulation FD Disclosure.

As previously announced, on April 16, 2009, Playboy Enterprises, Inc. (the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) that the Company was not in compliance with one of the NYSE’s continued listing standards because the Company’s total market capitalization had been less than $75 million over a consecutive 30 trading-day period and its last reported stockholders’ equity was less than $75 million.

On June 5, 2009, the Company issued a press release announcing that it has been notified by the NYSE that the Company is now considered to be in good standing and has been removed from the NYSE "Watch List" as a result of a program initiated by the NYSE that temporarily lowers continued listing requirements to $50 million in market capitalization or $50 million in shareholders' equity.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Section 9—Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release issued by Playboy Enterprises, Inc. on June 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2009	PLAYBOY ENTERPRISES, INC.

	By:	/s/ Howard Shapiro
Howard Shapiro
Executive Vice President, Law and
Administration, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit
Number                 Description

  99.1           Press Release issued by Playboy Enterprises, Inc. on June 5, 2009.